UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) August 1, 2005

                              INTRICON CORPORATION
             (Exact name of registrant as specified in its charter)
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
        Pennsylvania                              1-5005                              23-1069060
(State or other jurisdiction                   (Commission                          (IRS Employer
      of incorporation)                        File Number)                       Identification No.)
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                    1260 Red Fox Road, Arden Hills, MN 55112
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (651) 636-9770

              ____________________________________________________
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|    Written communications pursuant to Rule 425 under the Securities Act
      (17CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM. 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

DIRECTOR COMPENSATION

     Effective August 1, 2005, the Chairman of the Board of the Company will receive an annual retainer of $44,000, payable in quarterly installments, plus meeting fees. Previously, the Chairman received an annual retainer of $134,000 plus meeting fees. Meeting fees payable to all non-employee directors consist of $800 per Board or Committee meeting attended on a particular day and $400 for each additional Board or Committee meeting attended on the same day, except for meetings of the Nominating and Corporate Governance Committee, for which no per meeting compensation is paid.

CREDIT FACILITIES

     The information contained in Item 2.03 of this Form 8-K is incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     On August 31, 2005, the Company's wholly-owned subsidiaries Resistance Technology, Inc. and RTI Electronics, Inc. (the "Borrowers") entered into a senior secured credit agreement with Diversified Business Credit, Inc. (the "Agreement"), and related Term Loan Supplement (Real Estate) and Term Loan Supplement (Equipment). In connection with the Agreement, on August 31, 2005, the Company also entered into a security agreement and a guaranty by corporation with Diversified Business Credit, Inc. whereby the Company guaranteed the full amount that the Borrowers may owe Diversified Business Credit, Inc. Under these agreements, the Company and the Borrowers granted Diversified Business Credit, Inc. a security interest in substantially all of their assets. In addition, Resistance Technology, Inc. granted a mortgage on its Vadnais Heights, Minnesota facility.

     The Agreement has a term of three years. The Agreement provides for the following:

     o $5.5 million asset-backed revolving credit facility supported by a monthly borrowing base;
     o   $1.5 million real estate term loan amortized on a 12-year schedule; and
     o   $1.0 million equipment term loan amortized on a five-year schedule.

     The domestic revolving credit facility bears interest at 0.5% over the prime rate or, at the option of the Borrower, subject to certain exceptions, the London InterBank Offered Rate ("LIBOR") plus 3.25%, provided that in no event will the rate be less than 5.25%. The domestic term loans bear interest at 0.75% over the prime rate or, at the option of the Borrower, subject to certain exceptions, LIBOR plus 3.50%, provided that in no event will the rate be less than 5.25%. Notwithstanding the foregoing, interest paid on advances for each twelve month period may never be less than $100,000. Under the Agreement, an unused line fee at the rate of 0.25% per annum on the daily average unused amount of the revolving credit facility is due and payable monthly in arrears on the first day of the month. In addition, the Borrowers must pay an annual fee equal to the greater of $27,500 or one-half percent of the maximum amount permitted to be borrowed under the revolving credit facility. In addition, if the facility is terminated by the Borrowers prior to the end of the term, the Borrowers will also be required to pay a termination fee equal to 3% (if terminated before the first anniversary of the facility), 2% (if terminated before the second anniversary of the facility) and 1% (if terminated before the third anniversary of the facility), respectively, of the total of the maximum amount available under the revolving credit facility plus the amounts then outstanding under the terms loans.

     The real estate term loan requires monthly principal payments of $10,285, with any balance due on August 31, 2008. The equipment term loan requires monthly principal payments based on a assumed amortization period of 60 months, with any balance due on August 31, 2008.

     As of August 31, 2005, approximately $1.6 million was outstanding under the revolving credit facility and approximately $1.5 million was outstanding under the real estate term loan.


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     Under the Agreement, without the prior written consent from Diversified
Business Credit, Inc., the Company and the Borrowers are restricted or limited, except as otherwise permitted in the Agreement, from, among other things: becoming or remaining liable in any manner with respect of indebtedness or contractual liability; declaring or paying any cash dividends (except that Borrowers may declare and pay dividends to the Company as described in the Agreement), purchasing or redeeming any of its capital stock or otherwise distributing any property on its capital stock; creating, expending or contracting to expend, in any one calendar year, with respect to the Borrowers collectively, more than $2.0 million in the aggregate, or more than $250,000 in any one transaction, for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future; selling, leasing or otherwise disposing of any collateral (as defined in the agreement) or all or any substantial part of its property; consolidating or merging with any other corporation or acquiring stock of any corporation or entering into any other partnership or joint venture; substantially alter the nature of the business in which it is engaged; permitting any breach, default or event of default to occur under any note, loan, agreement or other contractual obligation binding the Borrowers; or amending governing documents.

     In the case of an event of default (as defined in the Agreement), unless waived by Diversified Business Credit, Inc., Diversified Business Credit, Inc., by notice, may terminate the Agreement and declare the Borrowers' obligations under the Agreement due and payable. Diversified Business Credit, Inc. may also in accordance with the Agreement and the law, exercise and enforce any and all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the collateral (as defined in the Agreement). Upon the occurrence of any default, Diversified Business Credit, Inc. can suspend the making of advances until the default has been cured or waived. All obligations will be immediately and automatically due and payable, without further act or condition, if any cause under the United States Bankruptcy Code is commenced voluntarily by any Borrower, guarantor (as defined in the Agreement and includes the Company) or involuntary against any Borrower or guarantor. Events of default include, among other things, the failure to maintain certain financial covenants or insurance coverage, the failure to make payment of any obligation due under the Agreement or the occurrence of a default under any bond, debenture, note or other evidence of material indebtedness of any Borrower or guarantor owed to any person or entity other than Diversified Business Credit, Inc., or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract.

     On August 15, 2005, the Company's wholly-owned subsidiary, RTI Tech, PTE LTD. , entered into an international senior secured credit agreement with Oversea-Chinese Banking Corporation Ltd. that provides for a $2.0 million line of credit. Borrowings bear interest at a rate of 6.47%. This facility will be reviewed annually to determine whether it will be renewed.

     A copy of the press release announcing the new credit facilities is attached as Exhibit 99.1 and is incorporated herein by reference.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1  Press Release dated September 6, 2005


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           IntriCon Corporation


                                           By:   /s/William J. Kullback
                                                --------------------------------
Date:   September 7, 2005                       William J. Kullback
                                                Chief Financial Officer